Exhibit 99.1

NEWS RELEASE

APA Corporation Announces Fourth-Quarter and

Full-Year 2024 Financial and Operational Results

2024 Highlights

•	Delivered full-year net cash provided by operating activities of $3.6 billion, adjusted EBITDAX of $5.9 billion, and $841 million of free cash flow (FCF);

•	Returned $599 million to shareholders or 71% of FCF;

•

Transformed Permian portfolio through the acquisition of Callon Petroleum Company and the sale of conventional Central Basin Platform assets; realized an initial 22% reduction in breakeven oil price on Callon Delaware acreage;

•	Achieved final investment decision for the GranMorgu Phase 1 project in Suriname Block 58 with partner TotalEnergies; and

•	Signed a new gas price agreement in Egypt, bringing gas-focused investment to economic parity with oil.

2025 Outlook

•	Planning upstream capital budget of $2.5 to $2.6 billion; includes $200 million for GranMorgu development and $100 million for exploration;

•	Total adjusted production expected to be 396,000 barrels of oil equivalent (BOE) per day; 3% higher than 2024;

•	Implementing cost-saving initiatives across overhead, lease operating expense (LOE) and capital, targeting $350 million in run-rate savings by year-end 2027; and

•	Committed to returning at least 60% of FCF to shareholders.

HOUSTON, Feb. 26, 2025 – APA Corporation (Nasdaq: APA) today announced its financial and operational results for the fourth quarter and full-year 2024.

In the fourth quarter, APA reported net income attributable to common stock of $354 million or $0.96 per diluted common share. When adjusting for items that impact the comparability of results, APA’s fourth-quarter earnings were $290 million, or $0.79 per diluted share. Net cash provided by operating activities was $1.0 billion, and adjusted EBITDAX was $1.6 billion.

Fourth-quarter reported production was 488,000 BOE per day. Adjusted production, excluding Egypt noncontrolling interest and tax barrels, was 418,000 BOE per day.

For the full-year 2024, APA reported net income attributable to common stock of $804 million, or $2.27 per diluted common share. On an adjusted basis, APA’s 2024 earnings totaled $1.3 billion or $3.77 per diluted common share. Reported full-year production was 455,000 BOE per day; adjusted production was 385,000 BOE per day. Full-year net cash provided by operating activities was $3.6 billion, and adjusted EBITDAX was $5.9 billion.

APA CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2024 FINANCIAL AND OPERATIONAL RESULTS

During the year, APA generated $841 million of free cash flow, repurchased $246 million of common stock, and paid $353 million in dividends. The company ended the year with debt of $6 billion and cash of $625 million, an increase in net debt of only $300 million from the end of 2023, despite adding over $2 billion of debt with the Callon acquisition.

CEO Commentary

“Over the last several years, APA has been strategically reshaped in numerous ways. We have enhanced the quality and sustainability of the portfolio in our core areas of the Permian Basin and the Western Desert of Egypt, while also building optionality through a differentiated exploration strategy,” said John J. Christmann IV, APA’s chief executive officer.

“In 2024, we continued this momentum with the acquisition of Callon, the final investment decision for the GranMorgu project in Suriname, and the new gas agreement in Egypt. These actions have further strengthened our portfolio and improved the quality of our investment opportunities, positioning APA for long-term growth and success. We have assembled a large-scale unconventional position in the Permian Basin, surpassing many of our pure-play peers. In addition, we made further progress on strengthening our balance sheet, achieving investment-grade status with all three rating agencies.”

2025 Capital Budget and Outlook

In 2025, APA plans to invest $2.5 to $2.6 billion in upstream oil and gas capital. This includes $200 million toward progressing the GranMorgu project in Suriname and $100 million for exploration activities, predominantly in Alaska.

Total company adjusted production is expected to be relatively flat year-over-year at around 396,000 BOE per day. U.S. oil volumes should stay relatively consistent at 125,000 to 127,000 barrels of oil per day, and gas volumes will benefit from no price-related curtailments. In Egypt, gross production is expected to decline modestly, while adjusted volumes should grow slightly year-over-year, to 69,000 BOE per day compared to 67,500 BOE per day in 2024.

APA CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2024 FINANCIAL AND OPERATIONAL RESULTS

“Our 2025 plan builds on the progress achieved in 2024,” continued Christmann. “Through inventory expansion in the Permian Basin and the renegotiation of both oil and gas economics in Egypt, we have positioned our core producing portfolio to deliver steady and predictable production. We expect to run eight rigs in the Permian and 12 rigs in Egypt, leading to a slight increase year-over-year in Permian and adjusted Egypt volumes. This activity set translates to a combined development capital budget for Permian and Egypt of $2.2-$2.3 billion, 17% lower than 2024 development capital when adjusting for Callon’s first-quarter 2024 spend.”

Additionally, APA is undertaking significant cost reduction initiatives aimed at streamlining the business and improving operating practices. The company is targeting at least $350 million in sustainable annual savings by the end of 2027 across LOE, capital and overhead.

“Our cost reduction efforts follow the strategic realignment of our portfolio over the last few years. Our objective is to return our cost structure to a leading position by streamlining every aspect of the business while enhancing the predictability and delivery of our long-term plan. We are confident that our disciplined approach to capital allocation and rigorous cost management will underpin strong free cash flow growth over the next few years, which will be further bolstered by the GranMorgu project in Suriname, with first oil in 2028,” Christmann concluded.

Year-End 2024 Proved Reserves

Worldwide estimated proved reserves totaled 969 million BOE at year-end 2024, 69% of which were classified as proved developed.

Conference Call

APA will host a conference call to discuss its fourth-quarter and full-year 2024 results at 10 a.m. Central time, Thursday, Feb. 27. The conference call will be webcast from APA’s website at www.apacorp.com and investor.apacorp.com. Following the conference call, a replay will be available for one year on the “Investors” page of the company’s website.

About APA

APA Corporation owns consolidated subsidiaries that explore for and produce oil and natural gas in the United States, Egypt and the United Kingdom and that explore for oil and natural gas offshore Suriname and elsewhere. APA posts announcements, operational updates, investor information and press releases on its website, www.apacorp.com.

APA CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2024 FINANCIAL AND OPERATIONAL RESULTS

Additional Information

Additional information follows, including reconciliations of adjusted earnings, adjusted EBITDAX, upstream capital investment, net debt, cash flows from operations before changes in operating assets and liabilities and free cash flow (non-GAAP financial measures) to GAAP measures and information regarding adjusted production. APA’s quarterly supplement is available at http://www.apacorp.com/financialdata.

Non-GAAP Financial Measures

APA’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted earnings, adjusted EBITDAX, upstream capital investment, net debt, cash flows from operations before changes in operating assets and liabilities and free cash flow are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “continues,” “could,” “estimates,” “expects,” “goals,” “guidance,” “may,” “might,” “outlook,” “possibly,” “potential,” “projects,” “prospects,” “should,” “will,” “would,” and similar references to future periods, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future plans, expectations, and objectives for operations, including statements about our capital plans, drilling plans, production expectations, asset sales, and monetizations. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results

APA CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2024 FINANCIAL AND OPERATIONAL RESULTS

and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in APA’s Form 10-K for the year ended December 31, 2023, and in our quarterly reports on Form 10-Q (and in APA’s Form 10-K for the year ended December 31, 2024, when filed) for a discussion of risk factors that affect our business. Any forward-looking statement made in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. APA and its subsidiaries undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

Cautionary Note to Investors

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves that meet the SEC’s definitions for such terms. APA may use certain terms in this news release, such as “resources,” “potential resources,” “resource potential,” “estimated net reserves,” “recoverable reserves,” and other similar terms that the SEC guidelines strictly prohibit APA from including in filings with the SEC. Such terms do not take into account the certainty of resource recovery, which is contingent on exploration success, technical improvements in drilling access, commerciality, and other factors, and are therefore not indicative of expected future resource recovery and should not be relied upon. Investors are urged to consider carefully the disclosure in APA’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2023 and in APA’s Form 10-K for the year ended December 31, 2024, when filed, available from APA at www.apacorp.com or by writing APA at: 2000 W. Sam Houston Pkwy S, Ste. 200, Houston, TX 77042 (Attn: Corporate Secretary). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

Contacts

Investor: (281) 302-2286

Media:  (713) 296-7276

Website: www.apacorp.com

APA-F

-end-

APA CORPORATION

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In millions, except per share data)

	For the Quarter Ended		For the Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
REVENUES AND OTHER:
Oil, natural gas, and natural gas liquids production revenues
Oil revenues	$1,830	$1,530	$6,966	$5,997
Natural gas revenues	170	222	584	880
Natural gas liquids revenues	189	133	646	508

	2,189	1,885	8,196	7,385
Purchased oil and gas sales	523	282	1,541	894

Total revenues	2,712	2,167	9,737	8,279
Derivative instrument gain (loss), net	7	(5)	(10)	99
Gain on divestitures, net	5	1	289	8
Loss on previously sold Gulf of America properties	(190)	(212)	(273)	(212)
Other, net	(32)	(59)	(6)	18

	2,502	1,892	9,737	8,192

OPERATING EXPENSES:
Lease operating expenses	474	360	1,690	1,436
Gathering, processing, and transmission	104	89	432	334
Purchased oil and gas costs	382	184	1,047	742
Taxes other than income	65	44	270	207
Exploration	65	51	313	195
General and administrative	102	75	372	351
Transaction, reorganization, and separation	12	4	168	15
Depreciation, depletion, and amortization:
Oil and gas property and equipment	646	414	2,235	1,500
Other assets	7	9	31	40
Asset retirement obligation accretion	36	30	148	116
Impairments	18	15	1,129	61
Financing costs, net	91	77	367	312

	2,002	1,352	8,202	5,309

NET INCOME BEFORE INCOME TAXES	500	540	1,535	2,883
Current income tax provision	308	316	1,153	1,338
Deferred income tax benefit	(233)	(1,640)	(736)	(1,662)

NET INCOME INCLUDING NONCONTROLLING INTERESTS	425	1,864	1,118	3,207
Net income attributable to noncontrolling interest	71	91	314	352

NET INCOME ATTRIBUTABLE TO COMMON STOCK	$354	$1,773	$804	$2,855

NET INCOME PER COMMON SHARE:
Basic	$0.96	$5.79	$2.28	$9.26
Diluted	$0.96	$5.78	$2.27	$9.25
WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	369	306	353	308
Diluted	369	307	353	309
DIVIDENDS DECLARED PER COMMON SHARE	$0.25	$0.25	$1.00	$1.00

APA CORPORATION

PRODUCTION INFORMATION

	For the Quarter Ended			% Change		For the Year Ended
	December 31,	September 30,	December 31,	4Q24 to	4Q24 to	December 31,	December 31,
	2024	2024	2023	3Q24	4Q23	2024	2023
OIL VOLUME - Barrels per day
United States	147,573	143,299	83,909	3%	76%	128,531	78,889
Egypt (1, 2)	89,927	91,673	92,365	-2%	-3%	89,027	89,129
North Sea	27,683	21,334	30,748	30%	-10%	26,340	34,728

International (1)	117,610	113,007	123,113	4%	-4%	115,367	123,857

Total (1)	265,183	256,306	207,022	3%	28%	243,898	202,746

NATURAL GAS VOLUME - Mcf per day
United States	511,587	467,615	462,498	9%	11%	483,446	452,281
Egypt (1, 2)	300,118	300,418	309,814	0%	-3%	291,011	325,778
North Sea	36,842	18,911	58,054	95%	-37%	39,986	50,284

International (1)	336,960	319,329	367,868	6%	-8%	330,997	376,062

Total (1)	848,547	786,944	830,366	8%	2%	814,443	828,343

NGL VOLUME - Barrels per day
United States	80,390	79,474	67,679	1%	19%	73,877	62,997
North Sea	1,311	543	1,335	141%	-2%	1,201	1,240

Total (1)	81,701	80,017	69,014	2%	18%	75,078	64,237

BOE per day
United States	313,227	300,709	228,671	4%	37%	282,983	217,266
Egypt (1, 2)	139,947	141,742	144,001	-1%	-3%	137,529	143,425
North Sea	35,134	25,029	41,758	40%	-16%	34,204	44,349

International (1)	175,081	166,771	185,759	5%	-6%	171,733	187,774

Total (1)	488,308	467,480	414,430	4%	18%	454,716	405,040

Total excluding noncontrolling interests	441,618	420,199	366,352	5%	21%	408,838	357,184

(1) Includes net production volumes attributed to our noncontrolling partner in Egypt below:
Oil (b/d)	30,002	30,579	30,837			29,698	29,739
Gas (Mcf/d)	100,127	100,210	103,443			97,078	108,703
BOE per day	46,690	47,281	48,078			45,878	47,856
(2) Egypt Gross Production
Oil (b/d)	134,504	136,670	141,953			137,150	141,985
Gas (Mcf/d)	438,052	447,173	466,403			443,551	500,080
BOE per day	207,513	211,199	219,687			211,075	225,332

APA CORPORATION

ADJUSTED PRODUCTION INFORMATION

Adjusted production excludes certain items that management believes affect the comparability of operating results for the periods presented. Adjusted production excludes production attributable to 1) noncontrolling interest in Egypt and 2) Egypt tax barrels. Management uses adjusted production to evaluate the company’s operational trends and performance and believes it is useful to investors and other third parties.

	For the Quarter Ended			% Change		For the Year Ended
	December 31, 2024	September 30, 2024	December 31, 2023	4Q24 to 3Q24	4Q24 to 4Q23	December 31, 2024	December 31, 2023
OIL VOLUME - Barrels per day
United States	147,573	143,299	83,909	3%	76%	128,531	78,889
Egypt	45,017	44,627	45,204	1%	0%	43,817	43,349
North Sea	27,683	21,334	30,748	30%	-10%	26,340	34,728

International	72,700	65,961	75,952	10%	-4%	70,157	78,077

Total	220,273	209,260	159,861	5%	38%	198,688	156,966

NATURAL GAS VOLUME - Mcf per day
United States	511,587	467,615	462,498	9%	11%	483,446	452,281
Egypt	149,816	145,190	150,212	3%	0%	142,363	157,269
North Sea	36,842	18,911	58,054	95%	-37%	39,986	50,284

International	186,658	164,101	208,266	14%	-10%	182,349	207,553

Total	698,245	631,716	670,764	11%	4%	665,795	659,834

NGL VOLUME - Barrels per day
United States	80,390	79,474	67,679	1%	19%	73,877	62,997
North Sea	1,311	543	1,335	141%	-2%	1,201	1,240

Total	81,701	80,017	69,014	2%	18%	75,078	64,237

BOE per day
United States	313,227	300,709	228,671	4%	37%	282,983	217,266
Egypt	69,986	68,825	70,239	2%	0%	67,544	69,561
North Sea	35,134	25,029	41,758	40%	-16%	34,204	44,349

International	105,120	93,854	111,997	12%	-6%	101,748	113,910

Total	418,347	394,563	340,668	6%	23%	384,731	331,176

APA CORPORATION

PRICE INFORMATION

	For the Quarter Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
AVERAGE OIL PRICE PER BARREL
United States	$70.38	$76.34	$79.04	$75.92	$77.84
Egypt	74.54	79.88	83.67	80.41	82.47
North Sea	75.42	83.36	80.70	80.74	82.75
International	74.80	80.38	82.98	80.48	82.55
Total	72.42	78.06	81.36	78.08	80.72
AVERAGE NATURAL GAS PRICE PER MCF
United States	$1.01	$0.16	$1.62	$0.71	$1.80
Egypt	2.97	2.93	2.89	2.94	2.91
North Sea	14.40	9.76	13.46	10.84	13.02
International	4.03	3.30	4.56	3.82	4.25
Total	2.20	1.43	2.92	1.97	2.91
AVERAGE NGL PRICE PER BARREL
United States	$24.52	$20.91	$19.82	$22.83	$20.85
North Sea	50.65	45.93	48.16	47.59	47.77
Total	25.08	21.29	20.70	23.37	21.54

APA CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited)

(In millions)

SUMMARY EXPLORATION EXPENSE INFORMATION

	For the Quarter Ended		For the Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Unproved leasehold impairments	$24	$2	$35	$22
Dry hole expense	29	21	201	92
Geological and geophysical expense	—	16	21	19
Exploration overhead and other	12	12	56	62

	$65	$51	$313	$195

SUMMARY CASH FLOW INFORMATION

	For the Quarter Ended		For the Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Net cash provided by operating activities	$1,036	$1,030	$3,620	$3,129

Additions to upstream oil and gas property	(698)	(575)	(2,851)	(2,313)
Leasehold and property acquisitions	4	—	(60)	(44)
Proceeds from asset divestitures	885	—	1,609	29
Proceeds from sale of Kinetik shares	—	228	428	228
Other, net	(108)	(9)	(50)	(38)

Net cash provided by (used in) investing activities	$83	$(356)	$(924)	$(2,138)

Payments on commercial paper and revolving credit facilities, net	(230)	(396)	(40)	(194)
Proceeds from term loan facility	—	—	1,500	—
Payments on term loan facility	(100)	—	(600)	—
Payment on Callon Credit Agreement	—	—	(472)	—
Payments on fixed-rate debt	—	—	(1,641)	(65)
Distributions to noncontrolling interest	(35)	(84)	(268)	(238)
Treasury stock activity, net	(100)	(121)	(246)	(329)
Dividends paid to APA common stockholders	(93)	(76)	(353)	(308)
Other, net	—	(5)	(38)	(15)

Net cash used in financing activities	$(558)	$(682)	$(2,158)	$(1,149)

SUMMARY BALANCE SHEET INFORMATION

	December 31,	December 31,
	2024	2023
Cash and cash equivalents	$625	$87
Other current assets	2,779	2,375
Property and equipment, net	12,646	10,038
Decommissioning security for sold Gulf of America properties	21	21
Other assets	3,319	2,723

Total assets	$19,390	$15,244

Current debt	$53	$2
Current liabilities	2,902	2,402
Long-term debt	5,991	5,186
Decommissioning contingency for sold Gulf of America properties	929	764
Deferred credits and other noncurrent liabilities	3,153	3,199
APA shareholders’ equity	5,280	2,655
Noncontrolling interest	1,082	1,036

Total Liabilities and equity	$19,390	$15,244

Common shares outstanding at end of period	365	304

APA CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of Costs incurred to Upstream capital investment

Management believes the presentation of upstream capital investments is useful for investors to assess APA’s expenditures related to our upstream capital activity. We define capital investments as costs incurred for oil and gas activities, adjusted to exclude property acquisitions, asset retirement obligation revisions and liabilities incurred, capitalized interest, and certain exploration expenses, while including amounts paid during the period for abandonment and decommissioning expenditures. Upstream capital expenditures attributable to a one-third noncontrolling interest in Egypt are also excluded. Management believes this provides a more accurate reflection of APA’s cash expenditures related to upstream capital activity and is consistent with how we plan our capital budget.

	For the Quarter Ended		For the Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Costs incurred in oil and gas property:
Asset and leasehold acquisitions	$10	$10	$4,564	$25
Exploration and development	752	969	3,298	2,694

Total Costs incurred in oil and gas property	$762	$979	$7,862	$2,719

Reconciliation of Costs incurred to Upstream capital investment:
Total Costs incurred in oil and gas property	$762	$979	$7,862	$2,719
Property acquisitions	(12)	—	(4,562)	(1)
Asset retirement obligations settled vs. incurred - oil and gas property	(81)	(347)	(244)	(327)
Capitalized interest	(7)	(6)	(29)	(24)
Exploration seismic and administration costs	(12)	(28)	(77)	(81)

Upstream capital investment including noncontrolling interest - Egypt	$650	$598	$2,950	$2,286
Less noncontrolling interest - Egypt	(58)	(78)	(253)	(281)

Total Upstream capital investment	$592	$520	$2,697	$2,005

Reconciliation of Net cash provided by operating activities to Cash flows from operations before changes in operating assets and liabilities and Free cash flow

Cash flows from operations before changes in operating assets and liabilities and free cash flow are non-GAAP financial measures. APA uses these measures internally and provides this information because management believes it is useful in evaluating the company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt, as well as to compare our results from period to period. We believe these measures are also used by research analysts and investors to value and compare oil and gas exploration and production companies and are frequently included in published research reports when providing investment recommendations. Cash flows from operations before changes in operating assets and liabilities and free cash flow are additional measures of liquidity but are not measures of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities. Additionally, this presentation of free cash flow may not be comparable to similar measures presented by other companies in our industry.

	For the Quarter Ended		For the Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Net cash provided by operating activities	$1,036	$1,030	$3,620	$3,129
Changes in operating assets and liabilities	107	(23)	535	417

Cash flows from operations before changes in operating assets and liabilities	$1,143	$1,007	$4,155	$3,546
Adjustments to free cash flow:
Upstream capital investment including noncontrolling interest—Egypt	(650)	(598)	(2,950)	(2,286)
Decommissioning spend on previously sold Gulf of America properties	(24)	—	(63)	—
Non oil and gas capital investment	(14)	(33)	(33)	(57)
Distributions to Sinopec noncontrolling interest	(35)	(84)	(268)	(238)

Free cash flow	$420	$292	$841	$965

Reconciliation of Net cash provided by operating activities to Adjusted EBITDAX

Management believes EBITDAX, or earnings before income tax expense, interest expense, depreciation, amortization and exploration expense is a widely accepted financial indicator, and useful for investors, to assess a company’s ability to incur and service debt, fund capital expenditures, and make distributions to shareholders. We define adjusted EBITDAX, a non-GAAP financial measure, as EBITDAX adjusted for certain items presented in the accompanying reconciliation. Management uses adjusted EBITDAX to evaluate our ability to fund our capital expenditures, debt services and other operational requirements and to compare our results from period to period by eliminating the impact of certain items that management does not consider to be representative of the Company’s on-going operations. Management also believes adjusted EBITDAX facilitates investors and analysts in evaluating and comparing EBITDAX from period to period by eliminating differences caused by the existence and timing of certain operating expenses that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted EBITDAX may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,
	2024	2024	2023	2024	2023
Net cash provided by operating activities	$1,036	$1,339	$1,030	$3,620	$3,129
Adjustments:
Exploration expense other than dry hole expense and unproved leasehold impairments	12	20	28	77	81
Current income tax provision	308	260	316	1,153	1,338
Other adjustments to reconcile net income to net cash provided by operating activities	(16)	45	(71)	(2)	(26)
Changes in operating assets and liabilities	107	(221)	(23)	535	417
Financing costs, net	91	100	77	367	321
Transaction, reorganization & separation costs	12	14	4	168	15

Adjusted EBITDAX (Non-GAAP)	$1,550	$1,557	$1,361	$5,918	$5,275

APA CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions)

Reconciliation of debt to net debt

Net debt, or outstanding debt obligations less cash and cash equivalents, is a non-GAAP financial measure. Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

	December 31,	September 30,	June 30,	March 31,
	2024	2024	2024	2024
Current debt	$53	$2	$2	$2
Long-term debt	5,991	6,370	6,741	5,178

Total debt	6,044	6,372	6,743	5,180
Cash and cash equivalents	625	64	160	102

Net debt	$5,419	$6,308	$6,583	$5,078

Reconciliation of Income attributable to common stock to Adjusted earnings

Our presentation of adjusted earnings and adjusted earnings per share are non-GAAP measures because they exclude the effect of certain items included in Income Attributable to Common Stock. Management believes that adjusted earnings and adjusted earnings per share provides relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management in assessing the Company’s operational trends and comparability of results to our peers.

Management uses adjusted earnings and adjusted earnings per share to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted earnings may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, capital structure and asset sales and other divestitures, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted earnings and adjusted earnings per share may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended				For the Quarter Ended
	December 31, 2024				December 31, 2023
	Before	Tax	After	Diluted	Before	Tax	After	Diluted
	Tax	Impact	Tax	EPS	Tax	Impact	Tax	EPS
Net income including noncontrolling interests (GAAP)	$500	$(75)	$425	$1.15	$540	$1,324	$1,864	$6.08
Income attributable to noncontrolling interests	129	(58)	71	0.19	163	(72)	91	0.30

Net income attributable to common stock	371	(17)	354	0.96	377	1,396	1,773	5.78
Adjustments: *
Asset and unproved leasehold impairments	42	(16)	26	0.07	17	(4)	13	0.04
Valuation allowance and EPL revaluation	—	(11)	(11)	(0.03)	—	(1,634)	(1,634)	(5.33)
Other tax adjustments	—	(224)	(224)	(0.61)	—	—	—	—
Unrealized derivative instrument (gain) loss	(10)	2	(8)	(0.02)	10	(2)	8	0.03
Loss on previously sold Gulf of America properties	190	(42)	148	0.40	212	(45)	167	0.54
Kinetik equity investment mark-to-market loss	—	—	—	—	29	(6)	23	0.08
Transaction, reorganization & separation costs	12	(3)	9	0.03	4	(2)	2	0.01
Gain on divestitures, net	(5)	1	(4)	(0.01)	(1)	1	—	—

Adjusted earnings (Non-GAAP)	$600	$(310)	$290	$0.79	$648	$(296)	$352	$1.15

	For the Year Ended				For the Year Ended
	December 31, 2024				December 31, 2023
	Before	Tax	After	Diluted	Before	Tax	After	Diluted
	Tax	Impact	Tax	EPS	Tax	Impact	Tax	EPS
Net income including noncontrolling interests (GAAP)	$1,535	$(417)	$1,118	$3.16	$2,883	$324	$3,207	$10.39
Income attributable to noncontrolling interests	570	(256)	314	0.89	628	(276)	352	1.14

Net income attributable to common stock	965	(161)	804	2.27	2,255	600	2,855	9.25
Adjustments: *
Asset and unproved leasehold impairments	1,164	(558)	606	1.71	83	(50)	33	0.11
Valuation allowance and EPL revaluation	—	5	5	0.02	—	(1,627)	(1,627)	(5.27)
Other tax adjustments	—	(224)	(224)	(0.63)	—	—	—	—
Gain on extinguishment of debt	—	—	—	—	(9)	2	(7)	(0.02)
Unrealized derivative instrument (gain) loss	8	(2)	6	0.02	(51)	11	(40)	(0.13)
Loss on previously sold Gulf of America properties	273	(60)	213	0.60	212	(45)	167	0.54
Kinetik equity investment mark-to-market loss	9	—	9	0.03	12	(2)	10	0.03
Drilling contract termination charges	—	—	—	—	13	(10)	3	0.01
Transaction, reorganization & separation costs	168	(30)	138	0.39	15	(5)	10	0.03
Gain on divestitures, net	(289)	63	(226)	(0.64)	(8)	2	(6)	(0.02)

Adjusted Earnings (Non-GAAP)	$2,298	$(967)	$1,331	$3.77	$2,522	$(1,124)	$1,398	$4.53

*	The income tax effect of the reconciling items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.

APA CORPORATION

OIL & GAS RESERVES INFORMATION

For the Year Ended December 31, 2024

OIL (Mbbl)

	U.S.	Egypt[1]	North Sea	Suiname	Total[1]
Balance - Dec 31, 2023	210,490	107,559	61,076	—	379,125
Extensions and Discoveries	100,778	18,115	—	73,637	192,530
Purchases	124,112	—	—	—	124,112
Revisions	(9,642)	10,521	(21,000)	—	(20,121)
Production	(47,043)	(32,584)	(9,640)	—	(89,267)
Sales	(86,668)	—	—	—	(86,668)

Balance - Dec 31, 2024	292,027	103,611	30,436	73,637	499,711

NGL’s (Mbbl)

	U.S.	Egypt[1]	North Sea	Suiname	Total[1]
Balance - Dec 31, 2023	171,887	—	1,460	—	173,347
Extensions and Discoveries	62,988	—	—	—	62,988
Purchases	51,406	—	—	—	51,406
Revisions	(20,167)	—	(277)	—	(20,444)
Production	(27,039)	—	(439)	—	(27,478)
Sales	(30,878)	—	—	—	(30,878)

Balance - Dec 31, 2024	208,197	—	744	—	208,941

GAS (MMcf)

	U.S.	Egypt[1]	North Sea	Suiname	Total[1]
Balance - Dec 31, 2023	1,103,451	379,756	46,839	—	1,530,046
Extensions and Discoveries	354,267	60,366	—	—	414,633
Purchases	279,615	—	—	—	279,615
Revisions	(224,118)	26,792	(4,176)	—	(201,502)
Production	(176,941)	(106,510)	(14,635)	—	(298,086)
Sales	(162,039)	—	—	—	(162,039)

Balance - Dec 31, 2024	1,174,235	360,404	28,028	—	1,562,667

TOTAL BOE (Mboe)

	U.S.	Egypt[1]	North Sea	Suiname	Total[1]
Balance - Dec 31, 2023	566,285	170,852	70,343	—	807,480
Extensions and Discoveries	222,811	28,176	—	73,637	324,624
Purchases	222,121	—	—	—	222,121
Revisions	(67,162)	14,986	(21,973)	—	(74,149)
Production	(103,572)	(50,336)	(12,518)	—	(166,426)
Sales	(144,553)	—	—	—	(144,553)

Balance - Dec 31, 2024	695,930	163,678	35,852	73,637	969,097

Proved developed reserves:
Oil (Mbbls)	184,744	95,990	30,436	—	311,170
NGL’s (Mbbls)	153,523	—	744	—	154,267
Gas (Mboe)	144,410	55,484	4,672	—	204,566

Balance - Dec 31, 2024 (Mboe)	482,677	151,474	35,852	—	670,003

(1)	Includes reserves attributable to noncontrolling interest in Egypt.